LIBERTY STAR GOLD CORP.
2766 N. Country Club Road Tucson, Arizona 85716	Tel: [520] 721-1375

LIBERTY STAR ANNOUNCES CLOSING OF $2,000,000 PRIVATE PLACEMENT

FOR IMMEDIATE RELEASE

Tucson, Arizona, June 25, 2004 -Liberty Star Gold Corp., (OTCBB: LBTS) announces that it has closed its private placement of securities for gross proceed of USD $2,000,000. The Company has issued 1,600,000 units, each unit priced at $1.25 and comprised of one common share and one half share purchase warrant. A whole warrant is exercisable for one additional common share at a price of $1.75 per share, and may be exercised for two years. The securities have not been registered and are therefore restricted pursuant to Rule 144 under the U.S. Securities Act of 1933. The offering was arranged to investors outside the United States and was not made available to any US resident or citizen.

The Company intends to use the proceeds of the private placement to develop the Company's mineral properties in Alaska and for working capital purposes.

For further information please contact the company at

On behalf of the Board of Directors

/s/ James Briscoe
James Briscoe, President and CEO